Exhibit 99.1

Company Contact: Mr. Adam Wasserman Chief Financial Officer Cleantech Solutions International, Inc. Email: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Elaine Ketchmere, CFA CCG Investor Relations Tel: +1 310 954-1345 Email: Elaine.Ketchmere@ccgir.com Web: www.ccgirasia.com

For Immediate Release

Cleantech Solutions International Reports First Quarter 2013 Results

Wuxi, Jiangsu Province, China – May 15, 2013 –Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar, dyeing and finishing equipment and other clean technology industries, today announced its financial results for the three months ended March 31, 2013.

“We got off to a strong start in 2013, achieving significant growth in revenue and profitability.  Our dyeing machine segment saw revenue increase by more than 90% as a result of increased sales of our new equipment designed to meet the current environmental standards.  We believe this increase reflects the response of textile manufacturers to seek to meet the policies of local PRC governments to phase out obsolete equipment and reduce pollution from the dyeing process,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “In addition, sales of forged products to customers in the wind power industry saw strong sales growth.  We will continue our efforts to expand our portfolio of precision products to meet demand in new and existing end markets with favorable prospects for growth.”

First Quarter 2013 Results

Revenue for the first quarter of 2013 increased 47.6% to $13.9 million, compared to $9.4 million for the same period of 2012.

Revenue from the sale of forged rolled rings to the wind power industry and other industries increased 16.9% to $6.5 million, compared to $5.6 million in the same period last year. The increase in revenue was mainly due to improving demand from existing customers in the wind power industry following several quarters of reduced order flow, which was partially offset by lower market demand for capital equipment related to the Company’s forged rolled rings and related products for other industries.

The increase in revenue is summarized as follows:

●	Revenue from the sale of forged rolled rings for the wind power industry increased by 45.7% to $3.7 million, compared to $2.5 million for the comparable period last year.

Cleantech Solutions First Quarter 2013 Results

●	Revenue from the sale of forged rolled rings to other industries decreased 7.1% to $2.8 million, compared with $3.0 million for the comparable period of the prior year.

●	Revenue from dyeing and finishing equipment segment increased 92.4% to $7.4 million, compared to $3.8 million for the first quarter of 2012.

Gross profit for the first quarter of 2013 increased 66.3% to $3.1 million, compared to $1.9 million for the same period in 2012. Gross margin increased to 22.5% during the first quarter of 2013 compared to 20.0% for the same period a year ago. The increase in gross margin for the first quarter was primarily attributable to (i) the increased operational and cost efficiencies for forged rolled rings and related products segment, including the allocation of fixed costs primarily consisting of depreciation, to cost of revenues as the Company operated at higher production levels in response to higher revenues, and (ii) the significant portion of revenue for the dyeing and finishing equipment segment generated from the sale of airflow dyeing machinery, which generates a higher gross margin than the Company’s traditional dyeing machinery.  The principal source of dyeing revenue in the first quarter of 2012 was traditional dyeing machinery.

Operating expenses decreased 18.8% to $0.8 million, compared to $1.0 million in the comparable period last year. The decrease was primarily due to lower depreciation expenses resulting from the classification of certain equipment as held for sale in the fourth quarter of 2012, on which depreciation was taken in the first quarter of 2012 but not in the first quarter of 2013.

Selling, general and administrative expenses for the three months ended March 31, 2013 rose 10.8% to $0.7 million, primarily due to higher travel, entertainment and shipping costs associated with the increase in sales and an increase in stock based compensation cost.

Operating income increased 171.4% to $2.3 million, compared to $0.8 million for the same period of 2012. Operating margin was 16.5% compared to 8.9% in the first quarter last year.

Other expense was $75,716, compared to $308,741 in the same period in 2012.  The decrease was primarily attributable to the decrease in warrant modification expense of approximately $235,000 which was incurred in the 2012 quarter.  The Company did not incur a comparable expense in the 2013 quarter.

Adjusted EBITDA, a non-GAAP measurement, which adds back to net income interest expense, income tax, warrant modification expense, depreciation and amortization, was up 60.9% to $3.9 million, compared to $2.4 million in the same quarter last year.  The calculation of adjusted EBITDA is shown in a table following the financial tables.

Net income for the first quarter of 2013 was $1.6 million, or $0.56 per diluted share, compared to $0.3 million, or $0.12 per diluted share, in the first quarter of 2012.  Diluted earnings per share were calculated using diluted weighted average shares of 2,894,586 and 2,523,936 for the three months ended March 31, 2013 and 2012, respectively.  All share and per share information has been adjusted to reflect a one-for-ten reverse stock split effective March 6, 2012.

Cleantech Solutions First Quarter 2013 Results

 Financial Condition

As of March 31, 2013, Cleantech Solutions held cash and cash equivalents of $1.2 million compared with $1.4 million at December 31, 2012.  Accounts receivable were $9.5 million and total current assets of $20.9 million. The Company had $3.0 million in short-term bank loans payable, up from $2.2 million at December 31, 2012.   Stockholders’ equity was $80.0 million at March 31, 2013.

In the first quarter of 2013, the Company generated $1.7 million in cash flow from operations. The increase in short term loans, combined with cash flow from operations, was used to purchase approximately $2.7 million of equipment to expand capacity of airflow dyeing machines.

In May 2013, the Company repaid short-term bank loans in the amount of $0.8 million and reborrowed the same amount from Bank of Communications at an interest rate of 6.72%.

Business Outlook

“In 2013, we expect our dyeing machine segment to continue to perform well.  We have a number of new contracts in the pipeline and have purchased new equipment to expand capacity to meet this demand.  While near-term challenges remain in both the wind and solar markets, the long-term outlooks are positive.

“In the meantime, we will continue to seek to diversify our revenue base and modify our product lines to respond to the needs of other heavy equipment industries and clean technology industries.  We are working with our customers to fine tune prototypes of new after-treatment textile equipment and are working to become a licensed, or qualified, supplier of components to China’s oil and gas industry,” Mr. Wu said.  “We are optimistic about our prospects for 2013, and will continue to utilize our expertise in manufacturing precision products to generate profitable growth.”

Conference Call

Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, May 16, 2013 to discuss financial results for the first quarter ended March 31, 2013.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 71671996.

Cleantech Solutions First Quarter 2013 Results

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on May 16, 2013 at 12:00 pm ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 71671996.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and manufacturing industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is
www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

- Financial Tables Follow-

Cleantech Solutions First Quarter 2013 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended
	March 31,
	2013	2012

REVENUES	$13,884,699	$9,409,229

COST OF REVENUES	10,754,609	7,526,543

GROSS PROFIT	3,130,090	1,882,686

OPERATING EXPENSES:
Depreciation	107,214	374,612
Selling, general and administrative	738,000	666,123

Total Operating Expenses	845,214	1,040,735

INCOME FROM OPERATIONS	2,284,876	841,951

OTHER INCOME (EXPENSE):
Interest income	481	5,504
Interest expense	(105,127)	(90,033)
Foreign currency gain	-	4,276
Warrant modification expense	-	(235,133)
Other income	28,930	6,645

Total Other Income (Expense), net	(75,716)	(308,741)

INCOME BEFORE INCOME TAXES	2,209,160	533,210

INCOME TAXES	586,560	230,415

NET INCOME	$1,622,600	$302,795

COMPREHENSIVE INCOME:
NET INCOME	$1,622,600	$302,795

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	428,440	451,702

COMPREHENSIVE INCOME	$2,051,040	$754,497

NET INCOME PER COMMON SHARE:
Basic	$0.56	$0.14
Diluted	$0.56	$0.12

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,894,586	2,167,523
Diluted	2,894,586	2,523,936

Cleantech Solutions First Quarter 2013 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,151,418	$1,445,728
Restricted cash	955,171	-
Notes receivable	221,843	88,029
Accounts receivable, net of allowance for doubtful accounts	9,470,017	10,078,623
Inventories, net of reserve for obsolete inventory	6,653,981	5,897,555
Advances to suppliers	1,341,777	593,104
Prepaid VAT on purchases	646,322	542,032
Prepaid expenses and other	417,300	428,326

Total Current Assets	20,857,829	19,073,397

PROPERTY AND EQUIPMENT – net	60,923,316	59,436,100

OTHER ASSETS:
Deferred tax assets	554,921	551,890
Equipment held for sale	7,157,652	7,118,555
Land use rights, net	3,753,446	3,756,342

Total Assets	$93,247,164	$89,936,284

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$3,024,707	$2,216,558
Bank acceptance notes payable	955,171	-
Accounts payable	5,300,010	5,474,479
Accrued expenses	478,956	986,824
Capital lease obligation - current portion	255,125	251,413
Advances from customers	2,412,457	1,851,987
VAT and service taxes payable	96,560	206,527
Income taxes payable	633,748	822,082

Total Current Liabilities	13,156,734	11,809,870

OTHER LIABILITIES:
Capital lease obligation - net of current portion	45,732	132,756

Total Liabilities	13,202,466	11,942,626

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and
outstanding at March 31, 2013 and December 31, 2012)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 2,894,586 shares
issued and outstanding at March 31, 2013 and December 31, 2012)	2,894	2,894
Additional paid-in capital	28,987,128	28,987,128
Retained earnings	39,950,365	38,401,734
Statutory reserve	2,553,707	2,479,738
Accumulated other comprehensive gain - foreign currency translation adjustment	8,550,604	8,122,164

Total Stockholders' Equity	80,044,698	77,993,658

Total Liabilities and Stockholders' Equity	$93,247,164	$89,936,284

Cleantech Solutions First Quarter 2013 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,622,600	$302,795
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	1,569,551	1,547,345
Amortization of land use rights	23,511	23,383
Decrease in allowance for doubtful accounts	-	(46,670)
Warrant modification expense	-	235,133
Stock-based compensation expense	-	28,190
Changes in operating assets and liabilities:
Notes receivable	(133,241)	(102,846)
Accounts receivable	663,513	685,966
Inventories	(723,549)	(1,240,453)
Prepaid value-added taxes on purchases	(101,245)	355,356
Prepaid and other current assets	11,776	(26,863)
Advances to suppliers	(744,915)	(495,856)
Accounts payable	(204,399)	(640,500)
Accrued expenses	(532,717)	(231,302)
VAT and service taxes payable	(111,027)	-
Income taxes payable	(192,720)	(317,478)
Advances from customers	549,929	49,622

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,697,067	125,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,708,871)	(557,365)

NET CASH USED IN INVESTING ACTIVITIES	(2,708,871)	(557,365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	(85,364)	(83,881)
Proceeds from bank loans	1,749,971	949,349
Repayments of bank loans	(954,529)	(632,899)
(Increase) decrease in restricted cash	(954,529)	31,645
Increase (decrease) in bank acceptance notes payable	954,529	(79,337)

NET CASH PROVIDED BY FINANCING ACTIVITIES	710,078	184,877

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	7,416	5,135

NET DECREASE IN CASH AND CASH EQUIVALENTS	(294,310)	(241,531)

CASH AND CASH EQUIVALENTS - beginning of period	1,445,728	1,152,607

CASH AND CASH EQUIVALENTS - end of period	$1,151,418	$911,076

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$105,127	$90,033
Income taxes	$779,280	$547,893

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$20,681	$-
Series A preferred converted to common shares	$-	$4,582
Common stock issued for future service	$-	$82,320

Cleantech Solutions First Quarter 2013 Results

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(AMOUNTS EXPRESSED IN US$)

	For the Three Months Ended March 31,
	2013	2012
Net income	$1,622,600	$302,795
Add: income tax	586,560	230,415
Add: interest expense	105,127	90,033
Add: warrant modification expense	-	235,133
Add: depreciation and amortization	1,593,062	1,570,728
Adjusted EBITDA	$3,907,349	$2,429,104

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